SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2019

Palayan Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55348	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9300 Conroy Windermere Rd. #3250 Windermere, FL 34786 (407) 536-9422
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

223 De La Cruz Road Pasay, Metro Manila, Philippines (63) (914) 269 9345
Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joel Dulatre Cortez as our Principal Officer/Director

On April 11, 2019, Joel Dulatre Cortez resigned as our President and sole Director. His resignation was not due to any matter relating to our operations, policies or practices. On April 11, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors accepted his resignation.

Resignation of Mark Christian Soo

On April 11, 2019, Mark Christian Soo resigned as our Secretary and Treasurer. His resignation was not due to any matter relating to our operations, policies or practices. On April 11, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors accepted his resignation.

Resignation of Siva Nadar

On April 11, 2019, Siva Nadar resigned as our Vice-President. His resignation was not due to any matter relating to our operations, policies or practices. On April 11, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors accepted his resignation.

Appointment of James Jenkins as our Principal Officer/Director

On April 11, 2019, pursuant to a Special Board of Directors Meeting, our Board of Directors appointed James Jenkins as our President/Chief Executive Officer/Chief Financial Officer/Secretary/Treasurer/Director.

Biography of James Jenkins

Mr. Jenkins, age 63, brings over 38 years of diversified experience in senior management, manufacturing operations, SEC public company experience to include CEO and COB, investment banking, real estate and commodities market. For the past 5 years, Mr. Jenkins has been primarily structuring financial transactions as an independent consultant, structuring financial transactions, writing business plans, Private Placement Memorandums, and taking management positions as an acting President, CEO, CFO and Compliance Officer as well as sitting on Boards of Directors and Advisors. He has over 26 years’ experience in raising capital and structuring financial transactions in manufacturing, real estate and commodities. He has complete deal making experience including public offerings, private placement and M&A transactions, bond offering, commercial real estate construction and commodities. He has managed multiple functions including finance, operations, due diligence, and has experience with financial institutions, investors, stock exchanges and SEC.

Mr. Jenkins spent five years as the CEO of Cali Holdings Inc., a publicly traded closed-end, non-diversified management investment company under the Investment Company Act of 1940, a Business Development Company (BDC). The Company invested primarily in the equity and/or debt securities of micro and small cap companies in both the public and private. Mr. Jenkins was a General Partner of the Olde Marco Island Inn and Suites, he wrote the PPM, managed the construction, financing, refurbishment of Captain Collier’s original Inn built in 1883, a historic landmark, and the construction of two five (5) story towers with 52 Condo units and five (5) custom built residences located on the fifth floor of the buildings. He also oversaw and managed the refurbishment of 12,0.00sf of retail space on the same property. Due to the project being a historic site Mr. Jenkins also had an archeologist on site during the construction. After the Olde Marco Island Inn Mr. Jenkins and an associate bought property and built Duplexes in Naples, FL.

EDUCATION - Business Management, Northern Essex Community College, Haverhill, MA., Business Management, Daniel Webster College, Amherst, NH Commercial Mortgage Investor (CMI), Open University, Orlando Florida, American Management Association, 1974 -1976, Quality Control, Production Control, Mfg. Processes and Supervision/Management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Palayan Resources, Inc.
Dated: April 16, 2019
/s/ James Jenkins
	By:	James Jenkins
	Its:	Chief Executive Officer